Exhibit 10.11.1

PAETEC CORP.

EXECUTIVE INCENTIVE PLAN

This PAETEC CORP. EXECUTIVE INCENTIVE PLAN authorizes our Board, or a Committee appointed by the Board, to grant Stock Units. References to the Board will include the Committee, if one is appointed and acting within the authority delegated to it. The Plan supplies a number of standard terms and conditions for Stock Units that will apply unless the Board provides otherwise in a particular case. We have provided definitions for capitalized terms in Section 17 below.

1. PURPOSE

We adopted the Plan on June 7, 2006 to provide a means whereby executives of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.

We refer to Stock Units as “Incentive Awards.”

2. ADMINISTRATION

(a) Board of Directors. The Board will administer the Plan. The Board will have the full power and authority to take all actions and to make all determinations required or permitted under the Plan consistent with the terms of each Agreement. If any Incentive Award or Agreement needs to be interpreted or amended or if any other action by us is necessary or desirable to implement the Plan or any Incentive Award, the Board will have the authority to take those actions, in its discretion. The Board will take action and make determinations in accordance with our Certificate of Incorporation and Bylaws by written consent in lieu of a meeting or by the affirmative vote of a majority of the members of the Board who are present at a meeting at which any issue relating to the Plan is properly raised for consideration.

(b) Committee. The Board may appoint a Committee and delegate all or a portion of the Board’s authority for the administration of the Plan to the Committee. The Committee will take action and make determinations in accordance with our Certificate of Incorporation and Bylaws by written consent in lieu of a meeting or by the affirmative vote of a majority of the members of the Committee who are present at a meeting at which any issue relating to the Plan is properly raised for consideration.

(c) No Liability. No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award or Agreement.

(d) Scope and Effect of Delegation to the Committee. If our Board delegates to the Committee the power and authority to take an action or make a determination, the Committee will have the same power and authority, to the extent delegated, that the Board would have had. When the Board delegates power and authority to the Committee, the Board may retain the power and authority to take final actions and make final determinations itself.

3. STOCK

We may issue shares of our Stock under the Plan, either from treasury shares or from our authorized but unissued shares of Stock. We will not issue more than 4,000,000 shares of Class A Common Stock under the Plan. We will adjust the foregoing numbers of shares as appropriate to reflect changes in our capitalization, as provided in Section 13 below.

4. ELIGIBILITY

We may grant Incentive Awards to any Eligible Individual.

5. EFFECTIVE DATE AND TERM OF THE PLAN

(a) Effective Date. The Plan became effective on the Effective Date. Notwithstanding the foregoing, no Incentive Awards may be issued under the Plan until the consummation of the Leveraged Recapitalization contemplated by the Investor Agreement.

(b) Term. Unless earlier terminated by the Board, the Plan will terminate on the earlier to occur of (i) the tenth anniversary of the Effective Date or (ii) the date on which the Investor Agreement terminates, provided that the Investor Agreement terminates prior to the consummation of the Leveraged Recapitalization contemplated thereby.

6. STOCK UNITS

(a) Stock Units. The Board may grant Stock Units to an Eligible Individual. Stock Units granted to an Eligible Individual will have the terms set forth in such Eligible Individual’s Agreement and, to the extent not set forth in such Agreement, in the Plan.

(b) Delivery of Stock. Upon satisfying the specified Conditions applicable to a grant of Stock Units, and unless otherwise set forth in the Grantee’s Agreement (including any deferral election form executed by such Grantee thereunder), the Company will deliver to the Grantee or the Grantee’s beneficiary or estate, as the case may be, a certificate or certificates evidencing the shares of Stock represented by the Stock Units. Notwithstanding the foregoing:

(i) if a Grantee is a “key employee” within the meaning of Code section 409A and shares of Stock would otherwise be delivered to such Grantee on account of the termination of such Grantee’s employment with the Company and its Affiliates, then such shares will not be delivered to such Grantee until six months (or such lesser period as may be permitted by Code section 409A) after such termination of employment to the extent necessary to avoid the imposition of the penalty under Code section 409A; and

(ii) if the shares of Stock relating to the vested Stock Units would otherwise be delivered during a period in which the shares are listed on an established national or regional stock exchange or are publicly traded in an established securities market, and a Grantee is (A) subject to a lock-up agreement restricting such Grantee’s ability to sell shares of Stock in the open market, (B) restricted from selling shares of Stock in the open market because such Grantee is not then eligible to sell shares of Stock under the Company’s insider trading or similar plan or policy as then in effect (whether because a trading “window” is not open or such Grantee is otherwise restricted from trading) or (C) restricted from selling shares of Stock pursuant to an effective registration statement because of an applicable blackout thereunder, delivery of the shares of Stock related to the vested Stock Units will be delayed until no earlier than the first date on which such Grantee is no longer prohibited from selling shares of Stock due to a lock-up agreement, insider trading plan or policy restriction or applicable blackout, but in no event later than the end of the calendar year in which the shares related to such vested Stock Units would otherwise have been delivered.

(c) Vesting of Incentive Awards. Incentive Awards granted to an Eligible Individual under the Plan will vest in accordance with the terms set forth in such Eligible Individual’s Agreement and, to the extent not set forth in such Agreement, in the Plan.

(d) Waiver of Restrictions and Acceleration. By written notice to a Grantee, the Board may waive restrictions and may accelerate the date on which an Incentive Award may become vested.

7. RIGHTS OF GRANTEES OF STOCK UNITS

(a) No Rights as Stockholders. Grantees of Stock Units will have no rights as stockholders of the Company, including, without limitation, the right to vote or to consent to any action of stockholders or to receive any notice of meetings of stockholders.

(b) Right to Cash Payment. Each Grantee of Stock Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Stock Unit held by such Grantee as of the record date for such dividend which is equal to the per-share dividend paid on the outstanding shares of Stock.

8. TRANSFERABILITY OF INCENTIVE AWARDS

Except as set forth in a Grantee’s Agreement, or as the Board may otherwise agree, no Incentive Award held by such Grantee may be transferred, assigned, pledged or hypothecated, nor may such Incentive Award be made subject to execution, attachment or similar process.

9. RIGHTS UPON TERMINATION OF EMPLOYMENT

If a Grantee ceases to be an employee of the Company and its Affiliates other than because of death or Disability, any Incentive Award held by such Grantee that is not vested will vest or be forfeited by Grantee in accordance with the terms of such Grantee’s Agreement.

10. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

Except as set forth in a Grantee’s Agreement, if a Grantee ceases to be an employee of the Company and its Affiliates because of death or Disability, any Incentive Award that is not vested will fully vest on the date of death or Disability. Upon such vesting upon a Grantee’s death, the shares of Stock represented by the vested Incentive Award will be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributes of such Grantee’s estate.

11. REQUIREMENTS OF LAW

We will not issue any shares of Stock under the Plan if doing so would result in a violation by us or anyone else of any law or regulation, including any federal or state securities law or regulation. We are not obligated to register any shares of Stock or other securities covered by the Plan under the Securities Act. We are not obligated to take any action to cause shares of Stock issued or sold because of the grant or vesting of Incentive Awards to comply with any law or regulation, including the Securities Act and the regulations thereunder.

12. AMENDMENT AND TERMINATION OF THE PLAN

The Board may amend, suspend or terminate the Plan. Except as permitted under Section 13 below, no amendment, suspension or termination of the Plan will alter or impair any rights or obligations under any Incentive Award previously granted under the Plan without the Grantee’s consent. With the consent of a Grantee, the Board may amend any Agreement with such Grantee in a manner not inconsistent with the Plan.

Amendments to the Plan will become effective when the Board adopts them.

13. EFFECT OF CHANGES IN CAPITALIZATION

(a) Capitalization Change. If there is a Capitalization Change, we will adjust (i) the number and kinds of shares for which we may issue Stock Units as provided in Section 3 above and (ii) the number and kind of shares for which Incentive Awards are outstanding as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights. Without limiting the generality of the foregoing, we will use our reasonable efforts otherwise to adjust such outstanding Incentive Awards so that the proportionate interest of the Grantee of such Incentive Awards immediately after a Capitalization Change will be substantially the same as immediately before such Capitalization Change.

(b) Reorganization Not Involving a Corporate Transaction. If the Company is involved in any reorganization, merger, consolidation or similar transaction that is not a Corporate Transaction, the number and kind of securities subject to outstanding Incentive Awards will be adjusted so that the holder thereof would be entitled to receive the number and kind of securities that such holder would have received pursuant to such reorganization, merger, consolidation or similar transaction if the securities subject to such outstanding Incentive Awards had been issued immediately prior to such reorganization, merger, consolidation or similar transaction. In the event that the Company is not the issuer of the securities that such holder would have so received pursuant to such reorganization, merger, consolidation or similar transaction, provision shall be made in writing in connection with such transaction for the assumption of the Plan and all then-outstanding Incentive Awards by the corporation or entity that is the issuer of such securities. From and after any such assumption, references in the Plan and each outstanding Agreement to the “Company” shall be deemed to be references to such issuer, and such references and the other provisions of the Plan and such Agreements shall be interpreted so as to maintain the interests of the Grantees intended by the Plan as of the date hereof and by each such Agreement as of its date.

(c) Corporate Transaction. Upon the occurrence of any Corporate Transaction, all unvested Incentive Awards will immediately vest.

(d) Adjustments. The Board will make the adjustments to our Stock or securities under this Section 13, and the Board’s reasonable determination in that respect will be final, binding and conclusive. Neither we nor any Successor will be required to issue any fractional shares of Stock or units of other securities, and any fractions resulting from any adjustment will be eliminated in each case by rounding upward to the nearest whole share or unit.

(e) No Limitations on Company. The grant of Incentive Awards pursuant to the Plan will not affect or limit in any way our right or power to make adjustments, reclassifications, reorganizations or changes of our capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of our business or assets, without the consent of any Grantee.

14. WITHHOLDING

The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to a Grantee any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Incentive Award or upon the issuance of any shares of Stock pursuant to an Incentive Award. At the time of such vesting, lapse or issuance, the Grantee will pay in cash to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. Such withholding obligations will be reduced by an amount equal to the aggregate Fair Market Value of the shares of Stock so delivered or withheld. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation will be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 14 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

15. DISCLAIMER OF RIGHTS

No provision in the Plan or in any Incentive Award granted pursuant to the Plan will be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with our right and authority to terminate any employment or other relationship we have with any individual. Our obligation to pay any amounts or issue any Stock under the Plan is only a contractual obligation to pay only those amounts, in the manner and under the conditions prescribed in the Plan and applicable Agreements. We are not required to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the Plan.

16. NONEXCLUSIVITY OF THE PLAN

The Plan does not limit in any way the right and authority of the Board to adopt other incentive compensation arrangements that apply generally or that are limited to single individuals, including arrangements providing for the award of unrestricted stock, restricted stock, stock units, stock options or stock appreciation rights.

17. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Agreements), the following definitions will apply:

“Affiliate” means any Person that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act and includes, without limitation, all subsidiaries of the Company.

“Agreement” means, with respect to any Grantee, any written agreement between the Company and such Grantee that evidences and sets forth the terms and conditions of an Incentive Award.

“Board” means the board of directors of the Company.

“Capitalization Change” means a transaction in which the number or kind of outstanding shares of Stock of any class is increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares of capital stock, exchange of shares of capital stock, stock dividend or other distribution payable in shares of capital stock, or other increase or decrease in shares of capital stock effectuated without receipt of consideration by the Company.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of PaeTec Corp. and any other securities in respect of which Incentive Awards are issued pursuant to Section 13.

“Code” means the Internal Revenue Code of 1986, as amended, as in effect on the Effective Date or as hereafter amended, or the corresponding provision of any subsequently enacted tax statute.

“Committee” means the Compensation Committee of the Board or other committee of, and designated from time to time by resolution of, the Board, which will consist of no fewer than two members of the Board. During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, at least two members of the Committee will qualify in all respects as (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation, (b) “outside directors” for purposes of Code section 162(m) and (c) “independent directors” as required by rules, regulations or practices promulgated by any stock exchange or market on which the Stock is traded (to the extent so required), unless in the case of each of clauses (a), (b) and (c) the Board determines that satisfaction of such requirements is impracticable, unnecessary or inconsistent with contractual obligations of the Company.

“Company” means PaeTec Corp., a Delaware corporation, and any successor or assignee of PaeTec Corp. that assumes the Plan or Incentive Awards granted hereunder.

“Conditions” means, as applicable, the continuous service requirements that must be met before Incentive Awards become vested.

“Corporate Transaction” means any of the following: (a) the dissolution or liquidation of the Company; (b) a merger, consolidation, reorganization or similar transaction involving the Company (i) in which the Company is not the surviving corporation or entity or (ii) which results in the Company becoming the wholly-owned subsidiary of another corporation or other entity (any transaction of the type specified in this clause (b)(ii), a “Parent Transaction”), unless the Existing Stockholders beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate immediately following the consummation of such transaction more than 50% of the combined voting power of all classes of outstanding voting securities of the successor to the Company (in the case of clause (i) above) or of the corporation or other entity whose voting securities are issued to the Existing Stockholders in such transaction (in the case of clause (i) or (ii) above); (c) a sale of all or substantially all of the assets of the Company to another Person; (d) any other transaction (including a merger, consolidation, reorganization or similar transaction) that results in any Person, other than the Existing Management Stockholders, beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) immediately following the consummation of such transaction more than 50% of the combined voting power of all classes of outstanding voting securities of (i) the corporation (including, to the extent applicable, the Company) or other entity whose voting securities are issued to the Existing Stockholders in such transaction or (ii) if no such issuance is made in such transaction, the Company; or (e) the Incumbent Board Members ceasing for any reason to constitute (i) at any time prior to the consummation of a Parent Transaction, a majority of the Board or a majority of the board of directors, board of managers or other governing body of any successor to the Company, or (ii) at any time following the consummation of a Parent Transaction, a majority of the board of directors, board of managers or other governing body of the corporation or other entity whose voting securities are issued to the Existing Stockholders in such transaction; provided, however, that any individual becoming a member of the Board or of such board of directors, board of managers or other governing body subsequent to June 13, 2006 whose appointment or nomination for election was approved by a vote of at least a majority of the Incumbent Board Members shall be considered as though such individual is an Incumbent Board Member, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors (or managers or other members) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (or board of managers or other governing body).

“Disability” means permanent and total disability as defined in Code section 22(e)(3).

“Effective Date” means June 7, 2006, which is the date on which the Board adopted the Plan.

“Eligible Individual” means any officer of the Company or any subsidiary thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect on the Effective Date or as hereafter amended.

“Existing Management Stockholders” means Arunas A. Chesonis, John P. Baron, Edward J. Butler, Daniel J. Venuti, Keith M. Wilson and their respective Affiliates.

“Existing Stockholders” means, with respect to any transaction, all holders of all classes of voting securities of the Company as of the time immediately preceding the consummation of such transaction.

“Fair Market Value,” with respect to any date of determination, means the closing price of a share of Stock reported on the Stock Exchange on the most recent trading date immediately preceding such date of determination on which a closing price was so reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed or admitted to trading on more than one Stock Exchange, Fair Market Value means the closing price of a share of Stock reported on the Stock Exchange that trades the largest volume of shares of Stock on the applicable trading date. If the Stock is not at the time listed or admitted to trading on a Stock Exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of a share of Stock on the applicable trading date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Stock in such market. If the Stock is not listed or admitted to trading on any Stock Exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

“Grantee” means an Eligible Individual to whom the Company has granted Incentive Awards under the Plan.

“Incentive Award” means a Stock Units grant under the Plan.

“Incumbent Board Members” means the individuals who, as of June 13, 2006, constitute the Board.

“Investor Agreement” means the Investor Agreement, dated on or about the Effective Date, among PaeTec and the Stockholders set forth on the signature pages thereof.

“PaeTec” means PaeTec Corp., a Delaware corporation.

“Person” means any person or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Plan” means this PaeTec Corp. Executive Incentive Plan, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as in effect on the Effective Date or as hereafter amended.

“Stock” means the Class A Common Stock.

“Stock Exchange” means the OTC Bulletin Board, the New York Stock Exchange, the Nasdaq Stock Market and any other established national or regional stock exchange on which the Stock is listed or admitted to trading.

“Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded pursuant to Section 6(a) of the Plan.

“Successor” means any corporation or other entity that is a successor corporation to PaeTec Corp. in a transaction described in Section 17 of the Plan, and any parent or subsidiary corporation or entity thereof.

“We,” “ us” and “our” refer to the Company.

SECTION 18: CALIFORNIA BLUE SKY PROVISIONS REQUIRED TO BE SET FORTH IN THE PLAN

Notwithstanding the foregoing Sections of the Plan, any Incentive Award granted to a Grantee who is a resident of the State of California on the grant date of such Incentive Award (a “California Covered Person”) shall be subject to the following additional terms and conditions:

(a)	Any Incentive Award granted under the Plan to a California Covered Person may vest, subject to reasonable conditions (such as continued employment), at any time or during any period established by the Board.

(b)	The Company shall deliver to each California Covered Person financial statements on an annual basis regarding the Company. The financial statements so provided shall comply with Rule 260.140.46 of the Regulations.

(c)	Shares of Stock sold to California Covered Persons pursuant to Incentive Awards shall have a purchase price of (i) at least 85% of the fair value (as defined under Rule 260.140.50 of the Regulations) of a share of Stock either at the time the person is granted the right to purchase such Stock or at the time the purchase is consummated, or (ii) in the case of any person who owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, its parent or any of its subsidiaries possessing voting power, at least 100% of the fair value (as defined under Rule 260.140.50 of the Regulations) of a share of Stock either at the time the person is granted the right to purchase such Stock or at the time the purchase is consummated. Notwithstanding any other provision of the Plan, the purchase price of any such Stock may, if specified by the Board, be paid by the provision by the purchaser of such Stock of services to the Company.

(d)	Any transfer of an Incentive Award granted under the Plan to a California Covered Person and authorized by the Board in an Award Agreement must comply with Rule 260.140.41(d) of the Regulations.

(e)	At no time shall the sum of (i) the total number of shares of Stock issuable upon exercise of all outstanding Incentive Awards under the Plan plus (ii) the total number of shares of Stock provided for under all other stock incentive plans of the Company and all stock purchase, stock bonus or similar plans of the Company exceed a number of securities which is equal to 30% of the then-outstanding securities of the Company (as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of the Regulations), unless a higher percentage is approved by at least two-thirds of the outstanding securities of the Company entitled to vote on such matter.

If the Stock is listed, quoted or publicly traded in an established securities market, the restrictions of this Section 18 shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

* * *

The Board duly adopted and approved the Plan on the 7th day of June, 2006 and adopted the Plan, as amended and restated, on the 10th day of August, 2006.